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                                                                   Exhibit 3.3.1

      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
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                                                               Date Received
                                                                MAR 15 1994
                                     FILED

                                  MAR 15 1994

                                 Administrator
                        MICHIGAN DEPARTMENT OF COMMERCE
                        Corporation & Securities Bureau

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                  CORPORATION IDENTIFICATION NUMBER:  092-717
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                           ARTICLES OF INCORPORATION

                                      OF

                                NUMATECH, INC.
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     These Articles of Incorporation are signed by the incorporator for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended, as follows:

ARTICLE I      The name of the corporation is Numatech, Inc.

ARTICLE II The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan (the "Act").

ARTICLE III    The total authorized shares is 50,000 shares of common stock.

ARTICLE IV     The corporation has only one class of stock.

ARTICLE V      The address and mailing address of the registered office is:

                                 1450 N. Milford Road
                                 Highland, MI  48357-4560

               The name of the resident agent at the registered office is John
               H. Welker.




SEAL APPEARS ONLY ON ORIGINAL
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ARTICLE VI     The name and address of the incorporator are as follows:

                     Name               Residence or Business Address
                     ----               -----------------------------

               Linda M. Foster          150 West Jefferson
                                        Suite 2500
                                        Detroit, Michigan  48226

ARTICLE VII    The duration of the corporation is perpetual.

ARTICLE VIII A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director for any of the following:

               (a) any breach of the director's duty of loyalty to the corporation or its shareholders;

               (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

               (c)  a violation of Section 551(1) of the Act;

               (d) a transaction from which the director derived an improper personal benefit; or

               (e) an act or omission occurring prior to the date when this article becomes effective.

               Any repeal, amendment or other modification of this Article shall not increase the liability or alleged liability of any director of the corporation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If the Act is subsequently amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

ARTICLE IX Any action required or permitted by the Act, these Articles or the Bylaws of the corporation to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate


                                      -2-



SEAL APPEARS ONLY ON ORIGINAL
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               action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.

ARTICLE X When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

     I, the sole incorporator, sign my name this 14th day of March, 1994.


                                            /s/ Linda M. Foster
                                            ------------------------------------
                                            Linda M. Foster


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SEAL APPEARS ONLY ON ORIGINAL
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             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
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Date Received                                      (FOR BUREAU USE ONLY)


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Name     Sally A. Hamby
         Miller, Canfield, Paddock and Stone, PLC
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Address  P.O. Box 2014
         1400 North Woodward Ave., Suite 100
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City                      State                Zip Code             EFFECTIVE
         Bloomfield  Hills        Michigan    48303-2014            DATE:
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Document will be returned to the name and address you enter above


           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
             For use by Domestic Profit and Nonprofit Corporations
          (Please read information and instructions on the last page)



     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

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  1.  The present name of the corporation is:  NUMATECH, INC.

  2.  The identification number assigned by the Bureau is:  092-717

  3.  The location of the registered office is:

  1450 N. Milford Road          Highland           , Michigan   48357-4560
  -------------------------------------------------           ---------------
    (Street Address)             (City)                         (Zip Code)

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  4.  Article III of the Articles of Incorporation is hereby amended to read as follows:

  The total authorized shares is 50,000 shares of common stock, consisting of 35,000 voting common shares without par value to be designated as Class A and 15,000 nonvoting common shares without par value to be designated as Class B.

  Article IV of the Articles of Incorporation is hereby amended to read as follows:

     The corporation has two classes of common stock. Each class of shares shall be identical in all respects, except that the nonvoting shares, designated as Class B, shall carry no right to vote for the election of directors of the Corporation, and no right to vote on any matter presented to the shareholders for their vote or approval except only as the laws of this state require that voting rights be granted to such nonvoting shares.
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5. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

   The foregoing amendment to the Articles of Incorporation was duly adopted on the ____________ day of _______________, 19_____, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

            Signed this __________ day of _______________, 19_____

   ____________________________________     ____________________________________
               (Signature)                               (Signature)

   ____________________________________     ____________________________________
           (Type or Print Name)                     (Type or Print Name)

   ____________________________________     ____________________________________
               (Signature)                               (Signature)

   ____________________________________     ____________________________________
           (Type or Print Name)                     (Type or Print Name)

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6. (For profit corporations, and for nonprofit corporations whose articles state the corporation is organized on a stock or on a membership basis.)

   The foregoing amendment to the Articles of Incorporation was duly adopted on
   the     31st     day of     March    , 1998   by the shareholders in a
       ------------        ------------     ----
   profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

   [ ] at a meeting. The necessary votes were cast in favor of the amendment.

   [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
       Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note:
       Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

   [X] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

             Signed this       31st        day of      March      , 1998
                         -----------------        ----------------    ----

             By /s/ John H. Welker
                __________________________________________________________
                         (Signature of President, Vice-President,
                             Chairperson or Vice-Chairperson)

                    John H. Welker                  Chairperson
             _____________________________________________________________
                  (Type or Print Name)          (Type or Print Title)

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7.   (For a nonprofit corporation whose articles state the corporation is organized on a directorship basis.)

     The foregoing amendment to the Articles of Incorporation was duly adopted on the ____ day of _______________, 19__, by the directors of a nonprofit corporation whose articles of incorporation state it is organized on a directorship basis (check one of the following)

     [_]  at a meeting. The necessary votes were cast in favor of the amendment.

     [_] by written consent of all directors pursuant to Section 525 of the Act.


               Signed this ____ day of _______________, 19__


               By
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                             (Signature of President, Vice-President,
                                 Chairperson or Vice-Chairperson)


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                 (Type or Print Name)                    (Type or Print Title)

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